SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2000



Nevada                   Luna Medical Technologies, Inc.              98-0207745
(State or other            (Exact name of registrant            (I.R.S. Employer
jurisidiction of          as specified in its charter)       Identification No.)
incorporation or
organization)


Suite 400, 900 West Hastings Street,                                     V6C 1E5
Vancouver, British Columbia, Canada                                   (Zip Code)
(Address of principal executive offices)


                                 (604) 687-0719
              (Registrant's telephone number, including area code)



                              Thomas E. Stepp, Jr.

                              Stepp & Beauchamp LLP

                           1301 Dove Street, Suite 460

                         Newport Beach, California 92660

                                 (949) 660-9700

                            Facsimile: (949) 660-9010

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ITEM 5. OTHER EVENTS

     On or about March 17, 2000, Registrant accepted the resignation of Gordon McDougall as Registrant's President. Mr. McDougall will remain a director of Registrant. Also on or about March 17, 2000, Registrant approved the appointment of Mr. Brad Desaulniers as President and a director of Registrant.

     Brad Desaulniers, age 37, is President, Chief Operating Officer and a Director of Registrant. Mr. Desaulniers has spent the last several years consulting to a variety of organizations, focusing on consolidating industries and/or offering franchises. He has structured and financed software development, computer training and Internet Gaming businesses. He attended Harvard University from 1980-1984, majoring in Economics and Psychology. His working career spans 16 years of sales and management positions culminating in the last two years with several senior-consulting engagements with companies in various stages of development. His role in these organizations has generally been to restructure senior management, develop and write business plans and arrange angel and venture capital financings in a pre-public environment. In 1995, Mr. Desaulniers founded CMTC Client Management Training Centers ("CMTC") and held the offices of President and CEO. He was also a director of CMTC until August of 1998. CMTC is a reseller of Sales Force Automation software as well as a training facility. CMTC was formed to franchise a concept originated by Falcon Communications of Vancouver, Canada. In September of 1998, Mr. Desaulniers left CMTC and joined Knowledge Alliance as a Branch Manager and as acting director of marketing. Knowledge Alliance is a Greenwich Connecticut consolidator of high-end computer training facilities with core business in Microsoft Certified Training. Mr. Desaulniers' responsibilities included opening of the local branch office, guiding senior management through the selection of a sales force, and overseeing development of marketing plans in the early stage. In June 1999, Mr. Desaulniers joined Cambridge Solutions Inc, a Vancouver based author of document management software as a senior management consultant. In this role, he was required to restructure management and ownership, implement sophisticated management reporting, acquire rights to additional software and assist in financing the company through its venture capital stage.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                        Luna Medical Technologies, Inc.


DATED:  April 10, 2000                  By: /s/ GORDON MCDOUGALL
                                            ------------------------------------
                                            Gordon McDougall, Chairman


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